Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

Kristine D. Brenner

Director of Investor Relations

(810) 257-2506

kristine.brenner@citizensbanking.com

Citizens Republic Bancorp Reports Solid Third Quarter Results

•	Net income attributable to common shareholders was $15 million or $0.37 per share for the third quarter, which includes over $4 million in pre-tax merger-related expenses

•	Credit metric trends reflect continued stability and improved performance across the loan portfolio

•	Pre-tax, pre-provision profit remained strong at $33 million

•	Announced agreement to merge with FirstMerit Corporation in a stock-for-stock transaction

FLINT, MICHIGAN, October 25, 2012—Citizens Republic Bancorp, Inc. (Nasdaq: CRBC) announced net income attributable to common shareholders of $14.9 million or $0.37 per diluted share for the three months ended September 30, 2012, compared to $297.1 million or $7.35 per diluted share for last quarter, and $27.2 million or $0.68 per diluted share for the third quarter of last year. For the first nine months of this year, Citizens recorded net income attributable to common shareholders of $330.9 million or $8.19 per share compared to a net loss of $28.7 million or $0.73 per share for the same period of 2011. Year to date 2012 results include a $275.5 million or $6.82 per share tax benefit related to the elimination of the valuation allowance against the deferred tax asset in the second quarter.

“Last month we announced that we entered into a definitive merger agreement with FirstMerit Corporation. We are excited about the transaction which creates a unique, contiguous, Midwest franchise of significant size and scale. Until the transaction closes, we continue to successfully execute our strategic initiatives, driving our consistent earnings and organically growing our strong capital position,” commented Cathleen Nash, president and chief executive officer.

Balance Sheet

Total assets increased modestly from last quarter. Increases in the investment securities portfolio and money market investments more than offset decreases in the loan portfolio. Citizens continues to focus on C&I and consumer lending. Over the past year, growth within the C&I and indirect consumer portfolios helped to mitigate balance reductions in the commercial real estate and residential mortgage portfolios.

Total deposit balances grew slightly, as growth in low cost core deposit balances was partially offset by strategic reductions in more expensive single service and brokered time deposits. These initiatives have resulted in core deposit growth of 6% and a 23% reduction in time deposits compared to September 30, 2011.

Capital

Citizens continues to grow capital organically through earnings and maintains a strong capital position.

Capital Ratios

	Regulatory Minimum for “Well- Capitalized”	September 30, 2012	June 30, 2012	September 30, 2011
Leverage ratio	5.00%	9.66%	9.77%	8.21%
Tier 1 capital ratio	6.00	15.09	14.70	12.81
Total capital ratio	10.00	16.35	15.96	14.14
Tier 1 common equity (non-GAAP)		8.83	8.50	6.77
Tangible equity to tangible assets (non-GAAP)		11.00	10.82	7.36
Tangible common equity to tangible assets (non-GAAP)		7.91	7.73	4.31

Net Interest Income and Margin

Net interest margin was 3.57% in the third quarter, a three basis point decrease from last quarter and a six basis point decrease from the third quarter of last year. The decreases were a result of the continued low interest rate environment and competitive pressures on our loan portfolio, partially offset by reduced funding costs. Year to date, net interest margin increased one basis point over last year to 3.58%.

Net interest income for the third quarter of 2012 was $75.8 million, consistent with last quarter and a decrease of $3.0 million from the third quarter of last year. The decrease from the third quarter of last year reflects lower net interest margin and a reduction in average earning assets. For the nine months ended September 30, 2012, net interest income decreased $7.5 million or 3% compared to the same period last year due to a reduction in average earning assets.

Credit Quality

Credit quality benefits from proactive credit management as well as returning economic stability.

•	Total delinquencies decreased 3% from last quarter to $31.6 million and currently represent 0.58% of portfolio loans.

•

Nonperforming assets were $86.2 million at the end of September 2012, an 8% decrease from the end of June 2012 and a decrease of 37% from September 30 of last year due to proactively managing and resolving delinquent commercial and consumer loans and improving the risk profile of the loan portfolio.

•

Net charge-offs for the third quarter decreased to $19.2 million, compared to $22.2 million last quarter and $33.4 million in the third quarter of last year. The provision for loan losses was $5.2 million in the third quarter, substantially the same as the second quarter of 2012.

•

The allowance for loan losses was $122.1 million or 2.25% of portfolio loans at September 30, 2012, compared to $136.1 million or 2.47% at the end of the prior quarter, and $190.4 million or 3.36% at the end of the third quarter last year.

Noninterest Income and Expense

Citizens’ focus on services and products helps support a stable base of fee income. Total noninterest income increased $1.4 million over last quarter and decreased $0.7 million compared to the third quarter last year.

•

Service charges were consistent with the second quarter of 2012. Service charges on deposit accounts were down 8% compared to the third quarter of last year primarily as a result of regulatory changes.

•	Brokerage and investment fees were up 38% compared to last quarter and 54% compared to the third quarter of 2011 due to focused efforts to increase accounts and sales.

•	Minimal losses on loans held for sale were realized this quarter compared to gains in prior periods.

•	Other income increased compared to last quarter primarily due to higher unrealized gains on deferred compensation, which was offset in noninterest expense.

Noninterest expense increased $5.7 million over last quarter and $6.6 million over the third quarter of last year, primarily due to merger-related expenses and ORE losses.

•	Professional services increased compared to prior periods as a result of merger-related expenses of $4.4 million.

•	Overall, credit costs remained consistent. However, losses on ORE increased $1.1 million during the quarter primarily related to a writedown on a single commercial ORE property.

•	Salaries and employee benefit costs increased compared to last quarter due to higher deferred compensation expense.

•	Data processing services increased over prior periods as a negotiated reduction in expense expired.

Year to date, noninterest expense decreased $11.0 million from 2011 as lower credit costs were partially offset by higher salaries and employee benefits and merger-related expenses.

Income Taxes and Deferred Tax Asset

Citizens recorded income tax expense of $1.3 million for the third quarter of 2012, compared to a benefit of $12.6 million for the third quarter of 2011. For the first nine months of 2012, the income tax benefit totaled $275.5 million, compared with a benefit of $22.8 million for the same period of 2011. The tax benefit for the three months ended September 30, 2011 was largely due to Citizens recording a receivable as a result of a revocation of a tax election. The increase in tax benefit for the nine months ended September 30, 2012 was primarily the result of eliminating the valuation allowance against our deferred tax asset.

Conference Call

Citizens’ senior management will review the quarter’s results in a conference call at 10:00 a.m. ET on Friday, October 26, 2012. A live audio webcast is available on Citizens’ investor relations page at www.citizensbanking.com or by calling (866) 952-1906 (conference ID: Citizens Republic). To listen to the conference call, please connect approximately 10 minutes prior to the scheduled conference time. A recording will be available approximately two hours after the completion of the conference call at www.citizensbanking.com, where it will be archived for 90 days.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this release includes non-GAAP financial measures such as tangible equity to tangible assets ratio, tangible common equity to tangible assets ratio, Tier 1 common equity ratio, pre-tax pre-provision profit, net interest margin, the efficiency ratio, and adjusted earnings per share. Citizens believes these non-GAAP financial measures provide additional information that is useful to investors in understanding the underlying performance of Citizens, its business and performance trends, and such measures help facilitate performance comparisons with others in the banking industry. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Readers should be aware of these limitations and should be cautious as to their use of such measures. To mitigate these limitations, Citizens has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety to ensure that Citizens’ performance is properly reflected to facilitate consistent period-to-period comparisons. Although Citizens believes the above non-GAAP financial measures disclosed in this release enhance investors’ understanding of its business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures. See our related Form 8-K for further discussion regarding these non-GAAP financial measures.

Corporate Profile

Citizens Republic Bancorp, Inc. is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, and Wisconsin with 219 offices and 249 ATMs. Citizens is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and is the 57th largest bank holding company headquartered in the United States. More information about Citizens is available at www.citizensbanking.com.

Safe Harbor Statement

Discussions and statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” and “plan,” and statements regarding Citizens’ future financial and operating results, plans, objectives, expectations and intentions, are forward-looking statements that involve risks and uncertainties, many of which are beyond Citizens’ control or are subject to change. No forward-looking statement is a guarantee of future performance and actual results could differ materially.

Factors that could cause or contribute to actual results differing materially from Citizens’ expectations include the risks and uncertainties detailed from time to time in Citizens’ annual and quarterly filings with the SEC, which are available at the SEC’s website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect Citizens’ results of operations, cash flows, financial position and prospects. There can be no assurance that future results will meet expectations. While Citizens believes that the forward-looking statements in this release are reasonable, you should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. Citizens does not undertake, and expressly disclaims, any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Consolidated Balance Sheets (Unaudited)

Citizens Republic Bancorp, Inc.

(in thousands)	September 30, 2012	June 30, 2012	September 30, 2011
Assets
Cash and due from banks	$162,705	$145,432	$147,418
Money market investments	223,818	203,861	283,018
Investment Securities:
Securities available for sale, at fair value	1,541,567	1,480,290	1,307,977
Securities held to maturity, at amortized cost (fair value of $1,378,310, $1,349,429 and $1,491,048, respectively)	1,313,504	1,296,164	1,454,873

Total investment securities	2,855,071	2,776,454	2,762,850
FHLB and Federal Reserve stock	122,123	122,123	123,696
Portfolio loans:
Commercial and industrial	1,688,996	1,711,411	1,531,492
Commercial real estate	1,335,601	1,417,409	1,643,901

Total commercial	3,024,597	3,128,820	3,175,393
Residential mortgage	570,295	588,144	654,561
Direct consumer	865,777	881,070	954,831
Indirect consumer	970,235	923,714	887,542

Total portfolio loans	5,430,904	5,521,748	5,672,327
Less: Allowance for loan losses	(122,125)	(136,120)	(190,354)

Net portfolio loans	5,308,779	5,385,628	5,481,973
Loans held for sale	30,062	14,518	30,221
Premises and equipment	92,005	93,646	98,954
Goodwill	318,150	318,150	318,150
Other intangible assets	5,792	6,305	8,116
Bank owned life insurance	222,610	221,965	219,248
Other assets	383,675	382,411	126,544

Total assets	$9,724,790	$9,670,493	$9,600,188

Liabilities
Noninterest-bearing deposits	$1,854,715	$1,796,531	$1,621,451
Interest-bearing demand deposits	1,092,679	1,025,305	945,458
Savings deposits	2,574,642	2,607,718	2,652,267

Core deposits	5,522,036	5,429,554	5,219,176
Time deposits	1,780,929	1,858,155	2,320,728

Total deposits	7,302,965	7,287,709	7,539,904
Federal funds purchased and securities sold under agreements to repurchase	42,796	39,169	40,599
Other short-term borrowings	—	—	640
Other liabilities	168,351	154,718	154,232
Long-term debt	852,481	853,042	855,670

Total liabilities	8,366,593	8,334,638	8,591,045
Shareholders’ Equity
Preferred stock - no par value	290,580	288,723	283,360
Common stock - no par value	1,436,925	1,435,920	1,433,765
Retained deficit	(363,659)	(378,520)	(706,907)
Accumulated other comprehensive loss	(5,649)	(10,268)	(1,075)

Total shareholders’ equity	1,358,197	1,335,855	1,009,143

Total liabilities and shareholders’ equity	$9,724,790	$9,670,493	$9,600,188

Consolidated Statements of Operations (Unaudited)

Citizens Republic Bancorp, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Interest Income
Interest and fees on loans	$73,376	$77,212	$222,205	$235,600
Interest and dividends on investment securities:
Taxable	16,034	20,508	49,356	60,664
Tax-exempt	2,157	2,613	6,610	8,412
Dividends on FHLB and Federal Reserve stock	1,196	974	3,487	3,143
Money market investments	152	168	481	670

Total interest income	92,915	101,475	282,139	308,489

Interest Expense
Deposits	8,779	13,528	29,243	44,945
Short-term borrowings	11	20	42	57
Long-term debt	8,320	9,086	25,251	28,426

Total interest expense	17,110	22,634	54,536	73,428

Net Interest Income	75,805	78,841	227,603	235,061
Provision for loan losses	5,195	17,481	18,891	123,801

Net interest income after provision for loan losses	70,610	61,360	208,712	111,260

Noninterest Income
Service charges on deposit accounts	9,554	10,362	27,894	29,544
Trust fees	3,635	3,622	10,818	11,356
Mortgage and other loan income	2,028	2,089	5,839	6,915
Brokerage and investment fees	1,831	1,188	4,486	3,829
Card-based and other nondeposit fees	4,431	4,475	13,140	12,862
Net (losses) gains on loans held for sale	(184)	1,952	739	2,025
Investment securities gains (losses)	—	3	—	(1,373)
Other income	2,415	736	7,380	5,737

Total noninterest income	23,710	24,427	70,296	70,895
Noninterest Expense
Salaries and employee benefits	33,589	30,280	99,687	92,563
Occupancy	6,129	6,125	18,965	19,734
Professional services	6,806	2,394	11,294	7,020
Equipment	2,937	2,918	9,144	8,811
Data processing services	4,427	3,823	12,196	12,422
Advertising and public relations	1,847	2,179	4,890	4,550
Postage and delivery	1,157	1,142	3,375	3,378
Other loan expenses	3,121	3,941	9,574	12,510
Losses on other real estate (ORE)	941	1,210	382	11,687
ORE expenses	323	529	1,039	3,326
Intangible asset amortization	513	732	1,636	2,338
Other expense	10,265	10,138	33,312	38,172

Total noninterest expense	72,055	65,411	205,494	216,511

Income (Loss) before Income Taxes	22,265	20,376	73,514	(34,356)
Income tax provision (benefit)	1,274	(12,568)	(275,514)	(22,779)

Net Income (Loss)	20,991	32,944	349,028	(11,577)
Dividend on redeemable preferred stock	(6,130)	(5,761)	(18,127)	(17,088)

Net Income (Loss) Attributable to Common Shareholders	$14,861	$27,183	$330,901	$(28,665)

Net Income (Loss) Per Common Share:
Basic	$0.37	$0.68	$8.19	$(0.73)
Diluted	0.37	0.68	8.19	(0.73)
Average Common Shares Outstanding:
Basic	39,489	39,433	39,469	39,418
Diluted	39,489	39,433	39,469	39,418

Selected Quarterly Information (Unaudited)

(in thousands, except per share amounts)	Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Summary of Operations
Net interest income	$75,805	$75,680	$76,119	$78,049	$78,841
Provision for loan losses	5,195	5,299	8,397	15,007	17,481
Noninterest income	23,710	22,345	24,240	24,363	24,427
Noninterest expense	72,055	66,339	67,101	66,640	65,411
Income before income taxes	22,265	26,387	24,861	20,765	20,376
Income tax provision (benefit)(1)	1,274	(276,789)	—	2,521	(12,568)
Net income	20,991	303,176	24,861	18,244	32,944
Net income attributable to common shareholders (2)	14,861	297,134	18,906	12,347	27,183
Taxable equivalent adjustment	1,503	1,532	1,571	1,670	1,827
Per Common Share Data (3)
Net income:
Basic	$0.37	$7.35	$0.47	$0.31	$0.68
Diluted	0.37	7.35	0.47	0.31	0.68
Common book value	26.36	25.85	18.83	18.24	18.03
Tangible book value (non-GAAP)	25.53	24.97	17.88	17.24	16.96
Tangible common book value (non-GAAP)	18.36	17.84	10.75	10.16	9.92
Shares outstanding, end of period (4)	40,508,823	40,504,637	40,247,241	40,260,213	40,255,758
At Period End
Assets	$9,724,790	$9,670,493	$9,577,346	$9,462,849	$9,600,188
Earning assets	8,600,731	8,588,343	8,774,119	8,680,995	8,824,183
Portfolio loans	5,430,904	5,521,748	5,528,063	5,529,535	5,672,327
Allowance for loan losses	122,125	136,120	153,007	172,726	190,354
Deposits	7,302,965	7,287,709	7,490,362	7,394,941	7,539,904
Long-term debt	852,481	853,042	853,599	854,185	855,670
Shareholders’ equity	1,358,197	1,335,855	1,044,619	1,019,537	1,009,143
Average for the Quarter
Assets	$9,723,587	$9,429,050	$9,521,386	$9,523,184	$9,596,275
Earning assets	8,638,390	8,622,067	8,750,078	8,761,435	8,856,072
Portfolio loans	5,501,400	5,517,726	5,508,528	5,632,432	5,663,058
Allowance for loan losses	135,968	152,154	172,509	190,163	206,119
Deposits	7,323,753	7,317,653	7,441,693	7,452,137	7,546,615
Long-term debt	852,776	853,333	853,912	856,206	862,479
Shareholders’ equity	1,345,817	1,061,519	1,028,494	1,017,082	991,602
Financial Ratios (annualized)
Return on average assets	0.86%	12.93%	1.05%	0.76%	1.36%
Return on average shareholders’ equity	6.20	114.87	9.72	7.12	13.18
Average shareholders’ equity / average assets	13.84	11.26	10.80	10.68	10.33
Net interest margin (FTE) (5)	3.57	3.60	3.56	3.62	3.63
Efficiency ratio (non-GAAP)(6)	65.20	65.99	65.20	61.39	59.89
Allowance for loan losses as a percent of portfolio loans	2.25	2.47	2.77	3.12	3.36
Allowance for loan losses as a percent of nonperforming loans(7)	191.29	161.53	202.56	197.56	190.09
Allowance for loan losses as a percent of nonperforming assets(7)	141.69	144.85	168.87	168.97	139.01
Nonperforming loans as a percent of portfolio loans(7)	1.18	1.53	1.37	1.58	1.77
Nonperforming assets as a percent of total loans plus ORAA(7)(8)	1.58	1.69	1.63	1.84	2.39
Nonperforming assets as a percent of total assets(7)	0.89	0.97	0.95	1.08	1.43
Ratio of net charge-offs during period to average portfolio loans	1.39	1.62	2.05	2.30	2.34
Leverage ratio	9.66	9.77	8.71	8.45	8.21
Tier 1 capital ratio	15.09	14.70	13.70	13.51	12.81
Total capital ratio	16.35	15.96	14.97	14.84	14.14

(1)	Second quarter 2012 benefit is directly related to the restoration of the deferred tax asset.
(2)

Net income attributable to common shareholders includes a non-cash dividend to preferred shareholders of $6.0 million in the third, second, and first quarters of 2012 and $5.9 million, and $5.8 million in the fourth, and third quarters of 2011.

(3)	Earnings per share in the second quarter of 2012 includes a tax benefit of $6.85 per share related to restoring the deferred tax asset.
(4)	Includes participating shares which are restricted stock units and restricted shares.
(5)	Net interest margin is presented on an annual basis, includes taxable equivalent adjustments to interest income and is based on a tax rate of 35%.
(6)

Efficiency ratio (non-GAAP) is calculated as follows: (Noninterest expense-Losses on other real estate ("ORE")-ORE expenses-Intangible amortization-Merger related expenses)/(Net interest income+Taxable equivalent adjustment+Total noninterst income-Investment securities gains(losses)).

(7)	Nonperforming loans/assets exclude troubled debt restructurings (TDRs) that are on an accrual status and performing in accordance with their modified terms.
(8)	Other real estate assets acquired (ORAA) include loans held for sale.

Loan Portfolios

(in thousands)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Land hold	$4,984	$5,119	$5,387	$6,542	$6,818
Land development	7,521	7,006	7,226	13,104	22,232
Construction	6,689	4,591	6,410	5,847	5,410
Income producing	767,202	803,546	877,461	913,755	975,262
Owner-occupied	549,205	597,147	590,575	605,113	634,179

Total commercial real estate	1,335,601	1,417,409	1,487,059	1,544,361	1,643,901
Commercial and industrial	1,688,996	1,711,411	1,657,140	1,543,529	1,531,492

Total commercial	3,024,597	3,128,820	3,144,199	3,087,890	3,175,393

Residential mortgage	570,295	588,144	611,166	637,245	654,561
Direct consumer	865,777	881,070	903,238	933,314	954,831
Indirect consumer	970,235	923,714	869,460	871,086	887,542

Total consumer	2,406,307	2,392,928	2,383,864	2,441,645	2,496,934

Total portfolio loans	$5,430,904	$5,521,748	$5,528,063	$5,529,535	$5,672,327

Delinquency Rates By Loan Portfolio

	September 30, 2012		June 30, 2012		March 31, 2012		December 31, 2011		September 30, 2011
30 to 89 days past due (in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Land hold	$—	—%	$—	—%	$—	—%	$21	0.32%	$—	—%
Land development	—	—	—	—	130	1.81	—	—	216	0.97
Construction	—	—	—	—	—	—	—	—	—	—
Income producing	1,104	0.14	1,519	0.19	1,447	0.16	2,508	0.27	3,325	0.34
Owner-occupied	4,598	0.84	936	0.16	5,177	0.88	2,345	0.39	5,817	0.92

Total commercial real estate	5,702	0.43	2,455	0.17	6,754	0.45	4,874	0.32	9,358	0.57
Commercial and industrial	880	0.05	1,565	0.09	2,887	0.17	2,454	0.16	2,594	0.17

Total commercial	6,582	0.22	4,020	0.13	9,641	0.31	7,328	0.24	11,952	0.38

Residential mortgage	6,029	1.06	7,731	1.31	7,568	1.24	9,544	1.50	9,079	1.39
Direct consumer	11,435	1.32	12,396	1.41	14,002	1.55	17,810	1.91	18,629	1.95
Indirect consumer	7,514	0.77	8,504	0.92	8,780	1.01	13,067	1.50	9,898	1.12

Total consumer	24,978	1.04	28,631	1.20	30,350	1.27	40,421	1.66	37,606	1.51

Total delinquent loans	$31,560	0.58	$32,651	0.59	$39,991	0.72	$47,749	0.86	$49,558	0.87

Nonperforming Assets

	September 30, 2012		June 30, 2012		March 31, 2012		December 31, 2011		September 30, 2011
(in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Land hold	$326	6.54%	$326	6.37%	$—	—%	$—	—%	$167	2.45%
Land development	3	0.04	3	0.05	207	2.87	213	1.62	12	0.05
Construction	—	—	—	—	150	2.34	150	2.57	257	4.76
Income producing	12,904	1.68	19,408	2.42	18,566	2.12	21,171	2.32	23,227	2.38
Owner-occupied	13,146	2.39	18,187	3.05	20,716	3.51	23,798	3.93	27,540	4.34

Total commercial real estate	26,379	1.98	37,924	2.68	39,639	2.67	45,332	2.94	51,203	3.11
Commercial and industrial	9,190	0.54	21,676	1.27	14,629	0.88	16,946	1.10	18,536	1.21

Total nonaccruing commercial	35,569	1.18	59,600	1.90	54,268	1.73	62,278	2.02	69,739	2.20

Residential mortgage	15,271	2.68	13,474	2.29	11,137	1.82	11,312	1.78	13,074	2.00
Direct consumer	10,552	1.22	9,263	1.05	8,895	0.98	12,115	1.30	14,704	1.54
Indirect consumer	2,391	0.25	1,875	0.20	1,074	0.12	953	0.11	1,256	0.14

Total nonaccruing consumer	28,214	1.17	24,612	1.03	21,106	0.89	24,380	1.00	29,034	1.16

Total nonaccruing loans	63,783	1.17	84,212	1.53	75,374	1.37	86,658	1.57	98,773	1.74
Loans 90+ days still accruing	60	—	59	—	164	—	770	0.01	1,368	0.02

Total nonperforming portfolio loans	63,843	1.18	84,271	1.53	75,538	1.37	87,428	1.58	100,141	1.77
Nonperforming held for sale	16,650		887		3,264		2,372		20,134
Other repossessed assets acquired	5,700		8,817		11,803		12,422		16,665

Total nonperforming assets	$86,193		$93,975		$90,605		$102,222		$136,940

Restructured loans still accruing	$21,433		$18,187		$17,911		$32,347		$12,206

Commercial inflows	$4,572		$23,828		$14,027		$13,269		$23,901
Commercial outflows	(28,603)		(18,496)		(22,037)		(20,730)		(17,611)

Net change	$(24,031)		$5,332		$(8,010)		$(7,461)		$6,290

Net Charge-Offs

	Three Months Ended
	September 30, 2012		June 30, 2012		March 31, 2012		December 31, 2011		September 30, 2011
(in thousands)	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*
Land hold	$—	—%	$(58)	(4.58)%	$—	—%	$(33)	(2.00)%	$—	—%
Land development	(8)	(0.45)	100	5.76	(83)	(4.64)	3,079	93.21	43	0.76
Construction	(21)	(1.24)	14	1.24	(101)	(6.33)	(4)	(0.24)	(5)	(0.34)
Income producing	2,582	1.34	3,100	1.55	4,151	1.90	11,924	5.18	3,156	1.28
Owner-occupied	1,891	1.37	2,384	1.61	2,537	1.73	5,791	3.80	2,129	1.33

Total commercial real estate	4,444	1.32	5,540	1.57	6,504	1.76	20,757	5.33	5,323	1.28
Commercial and industrial	5,363	1.26	5,249	1.23	3,029	0.74	1,032	0.27	1,225	0.32

Total commercial	9,807	1.29	10,789	1.39	9,533	1.22	21,789	2.80	6,548	0.82

Residential mortgage	2,515	1.75	3,506	2.40	5,076	3.34	1,170	0.73	18,364	11.13
Direct consumer	4,790	2.20	5,666	2.59	10,935	4.87	6,930	2.95	5,710	2.37
Indirect consumer	2,078	0.85	2,225	0.97	2,572	1.19	2,746	1.25	2,797	1.25

Total consumer	9,383	1.55	11,397	1.92	18,583	3.14	10,846	1.76	26,871	4.27

Total net charge-offs	$19,190	1.39	$22,186	1.62	$28,116	2.05	$32,635	2.30	$33,419	2.34

*	Represents an annualized rate.

Summary of Loan Loss Experience

(in thousands)	Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Allowance for loan losses—beginning of period	$136,120	$153,007	$172,726	$190,354	$206,292

Provision for loan losses	5,195	5,299	8,397	15,007	17,481

Charge-offs:
Commercial and industrial	4,552	3,667	2,388	1,489	994
Small business	1,039	2,271	1,265	399	1,132
Commercial real estate	5,452	8,093	8,997	21,581	5,860

Total commercial	11,043	14,031	12,650	23,470	7,986
Residential mortgage	3,261	3,972	5,210	1,366	18,369
Direct consumer	6,067	7,168	11,527	7,544	6,398
Indirect consumer	3,172	3,157	3,251	3,229	3,430

Total charge-offs	23,543	28,328	32,638	35,609	36,183

Recoveries:
Commercial and industrial	108	577	376	609	721
Small business	120	112	248	248	180
Commercial real estate	1,008	2,553	2,493	824	537

Total commercial	1,236	3,242	3,117	1,681	1,438
Residential mortgage	746	466	134	197	5
Direct consumer	1,277	1,502	592	613	688
Indirect consumer	1,094	932	679	483	633

Total recoveries	4,353	6,142	4,522	2,974	2,764

Net charge-offs	19,190	22,186	28,116	32,635	33,419

Allowance for loan losses—end of period	$122,125	$136,120	$153,007	$172,726	$190,354

Non-GAAP Reconciliation

	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2012	2012	2012	2011	2011
Efficiency Ratio (non-GAAP)
Net interest income (A)	$75,805	$75,680	$76,119	$78,049	$78,841
Taxable equivalent adjustment (B)	1,503	1,532	1,571	1,670	1,827
Investment securities gains (losses) (C)	—	—	—	38	3
Noninterest income (D)	23,710	22,345	24,240	24,363	24,427
Noninterest expense (E)	72,055	66,339	67,101	66,640	65,411
(Gains) losses on ORE and ORE expenses (F)	1,264	93	65	2,076	1,739
Intangible amortization (G)	513	545	578	688	732
Merger-related expenses (H)	4,411	—	—	—	—

Efficiency ratio: (E-F-G-H)/(A+B-C+D) (non-GAAP)	65.20%	65.99%	65.20%	61.39%	59.89%

Tangible Common Equity to Tangible Assets (non-GAAP)
Total assets	$9,724,790	$9,670,493	$9,577,346	$9,462,849	$9,600,188
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Other intangible assets	(5,792)	(6,305)	(6,850)	(7,428)	(8,116)

Tangible assets (non-GAAP)	$9,400,848	$9,346,038	$9,252,346	$9,137,271	$9,273,922

Total shareholders’ equity	$1,358,197	$1,335,855	$1,044,619	$1,019,537	$1,009,143
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Other intangible assets	(5,792)	(6,305)	(6,850)	(7,428)	(8,116)

Tangible equity (non-GAAP)	$1,034,255	$1,011,400	$719,619	$693,959	$682,877

Tangible equity	$1,034,255	$1,011,400	$719,619	$693,959	$682,877
Preferred stock	(290,580)	(288,723)	(286,901)	(285,114)	(283,360)

Tangible common equity (non-GAAP)	$743,675	$722,677	$432,718	$408,845	$399,517

Tier 1 Common Equity (non-GAAP)
Total shareholders' equity	$1,358,197	$1,335,855	$1,044,619	$1,019,537	$1,009,143
Qualifying capital securities	73,667	73,667	73,667	73,667	73,667
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Accumulated other comprehensive loss	5,649	10,268	1,955	5,820	1,075
Disallowed deferred tax asset	(235,461)	(235,529)	—	—	—
Other intangible assets	(5,792)	(6,305)	(6,850)	(7,428)	(8,116)

Tier 1 capital (regulatory)	$878,110	$859,806	$795,241	$773,446	$757,619

Tier 1 capital (regulatory)	$878,110	$859,806	$795,241	$773,446	$757,619
Qualifying capital securities	(73,667)	(73,667)	(73,667)	(73,667)	(73,667)
Preferred stock	(290,580)	(288,723)	(286,901)	(285,114)	(283,360)

Total Tier 1 common equity (non-GAAP)	$513,863	$497,416	$434,673	$414,665	$400,592

Net risk-weighted assets (regulatory)	$5,821,748	$5,851,871	$5,803,811	$5,723,333	$5,912,527
Equity to assets	13.97%	13.81%	10.91%	10.77%	10.51%
Tier 1 common equity (non-GAAP)	8.83	8.50	7.49	7.24	6.77
Tangible equity to tangible assets (non-GAAP)	11.00	10.82	7.78	7.59	7.36
Tangible common equity to tangible assets (non-GAAP)	7.91	7.73	4.68	4.47	4.31

Non-GAAP Reconciliation

Adjusted earnings per share

	Nine Months Ended September 30,
(in thousands, except per share amounts)	2012	2011
Earnings per Share
Diluted net income (loss) per share	$8.19	$(0.73)
Restoration of the deferred tax asset	6.82	—

Diluted net income (loss) per share (non-GAAP)	$1.37	$(0.73)

An itemized reconciliation between net income on a GAAP basis and net income excluding the benefit of restoring the deferred tax asset (non-GAAP) follows:

Numerator:
Net income (loss)	$349,028	$(11,577)
Restoration of the deferred tax asset	(275,484)	—

Net income (loss) (non-GAAP)	73,544	(11,577)
Dividend on redeemable preferred stock	(18,127)	(17,088)

Net income (loss) attributable to common shareholders (non-GAAP)	55,417	(28,665)
Net income allocated to participating securities	1,268	—

Net income (loss) after allocation to participating securities (non-GAAP)	$54,149	$(28,665)

Denominator:
Weighted average shares outstanding for basic and dilutive earnings per common share	39,469	39,418

Basic net income (loss) per common share (non-GAAP)	$1.37	$(0.73)
Diluted net income (loss) per common share (non-GAAP)	1.37	(0.73)

Pre-tax pre-provision profit (non-GAAP)

	Three Months Ended
(in thousands)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Net income	$20,991	$303,176	$24,861	$18,244	$32,944
Income tax provision (benefit)	1,274	(276,789)	—	2,521	(12,568)
Provision for loan losses	5,195	5,299	8,397	15,007	17,481
Net losses (gains) on loans held for sale	184	(6)	(916)	217	(1,952)
Investment securities (gains) losses	—	—	—	(38)	(3)
Losses (gains) on other real estate (ORE)	941	(173)	(385)	1,081	1,210
Merger-related expenses(1)	4,411	—	—	—	—
Fair-value adjustment on bank owned life insurance(2)	(31)	118	(205)	(100)	385
Fair-value adjustment on swaps (2)	83	74	(61)	(46)	268

Pre-tax pre-provision profit (non-GAAP)	$33,048	$31,699	$31,691	$36,886	$37,765

(1)	Merger-related expenses are contained in line item “Professional services” on Consolidated Statements of Operations.
(2)	Fair-value adjustment amounts contained in line item “Other income” on Consolidated Statements of Operations.

Noninterest Income and Noninterest Expense

(in thousands)	Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Service charges on deposit accounts	$9,554	$9,355	$8,985	$9,724	$10,362
Trust fees	3,635	3,582	3,602	3,747	3,622
Mortgage and other loan income	2,028	1,952	1,858	2,705	2,089
Brokerage and investment fees	1,831	1,331	1,324	1,243	1,188
Card-based and other nondeposit fees	4,431	4,444	4,265	4,305	4,475
Gains (losses) on loans held for sale	(184)	6	916	(217)	1,952
Investment securities gains	—	—	—	38	3
Other income	2,415	1,675	3,290	2,818	736

Total noninterest income	$23,710	$22,345	$24,240	$24,363	$24,427

Salaries and employee benefits	$33,589	$32,801	$33,298	$30,952	$30,280
Occupancy	6,129	6,140	6,696	6,326	6,125
Professional services(1)	6,806	2,465	2,023	2,311	2,394
Equipment	2,937	2,904	3,303	3,326	2,918
Data processing services	4,427	3,721	4,048	3,709	3,823
Advertising and public relations	1,847	1,708	1,335	1,298	2,179
Postage and delivery	1,157	1,119	1,099	1,165	1,142
Other loan expenses	3,121	3,266	3,186	3,497	3,941
Losses (gains) on other real estate (ORE)	941	(173)	(385)	1,081	1,210
ORE expenses	323	266	450	995	529
Intangible asset amortization	513	545	578	688	732
Other expense	10,265	11,577	11,470	11,292	10,138

Total noninterest expense	$72,055	$66,339	$67,101	$66,640	$65,411

(1)	Includes merger-related expenses of $4.4 million in the three months ended September 30, 2012.

Average Balances, Yields and Rates

			Three Months Ended
	September 30, 2012		June 30, 2012		September 30, 2011
(in thousands)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Earning Assets
Money market investments	$238,492	0.25%	$184,670	0.25%	$270,422	0.25%
Investment securities:
Taxable	2,557,793	2.51	2,577,646	2.48	2,536,944	3.23
Tax-exempt	205,572	6.46	209,421	6.46	242,494	6.63
FHLB and Federal Reserve stock	122,123	3.90	119,413	3.87	123,906	3.13
Portfolio loans:
Commercial and industrial	1,713,382	5.42	1,665,640	5.45	1,440,968	5.24
Commercial real estate	1,382,873	4.81	1,465,135	5.04	1,678,996	5.07
Residential mortgage	580,002	4.36	601,439	4.36	693,494	4.45
Direct consumer	873,057	5.81	890,957	5.88	967,443	6.00
Indirect consumer	952,086	6.05	894,555	6.15	882,157	6.56

Total portfolio loans	5,501,400	5.33	5,517,726	5.40	5,663,058	5.43
Loans held for sale	13,010	3.40	13,191	3.40	19,248	4.44

Total earning assets	8,638,390	4.36	8,622,067	4.42	8,856,072	4.64
Nonearning Assets
Cash and due from banks	145,961		141,122		147,044
Premises and equipment	92,775		94,836		99,835
Investment security fair value adjustment	54,807		53,672		46,558
Other nonearning assets	927,622		669,507		652,885
Allowance for loan losses	(135,968)		(152,154)		(206,119)

Total assets	$9,723,587		$9,429,050		$9,596,275

Interest-Bearing Liabilities
Deposits:
Interest-bearing demand deposits	$1,073,294	0.13	$988,884	0.14	$976,637	0.21
Savings deposits	2,602,216	0.20	2,677,524	0.23	2,648,640	0.33
Time deposits	1,825,144	1.55	1,916,294	1.57	2,380,333	1.80
Short-term borrowings	45,974	0.10	37,148	0.13	43,445	0.18
Long-term debt	852,776	3.89	853,333	3.94	862,479	4.19

Total interest-bearing liabilities	6,399,404	1.06	6,473,183	1.10	6,911,534	1.30
Noninterest-Bearing Liabilities and Shareholders’ Equity
Noninterest-bearing demand	1,823,099		1,734,951		1,541,005
Other liabilities	155,267		159,397		152,134
Shareholders’ equity	1,345,817		1,061,519		991,602

Total liabilities and shareholders’ equity	$9,723,587		$9,429,050		$9,596,275

Interest Spread		3.29%		3.32%		3.34%
Contribution of noninterest bearing sources of funds		0.28		0.28		0.29

Net Interest Margin		3.57%		3.60%		3.63%

Average Balances, Yields and Rates

	Nine Months Ended
	September 30,
	2012		2011
	Average	Average	Average	Average
(in thousands)	Balance	Rate	Balance	Rate
Earning Assets
Money market investments	$257,535	0.25%	$362,983	0.25%
Investment securities:
Taxable	2,561,262	2.57	2,432,220	3.33
Tax-exempt	210,096	6.45	258,524	6.67
FHLB and Federal Reserve stock	119,834	3.88	134,998	3.11
Portfolio loans:
Commercial and industrial	1,651,213	5.49	1,404,081	5.07
Commercial real estate	1,456,217	4.97	1,828,800	5.14
Residential mortgage	602,970	4.35	718,039	4.68
Direct consumer	894,603	5.86	994,185	6.06
Indirect consumer	904,188	6.20	847,878	6.68

Total portfolio loans	5,509,191	5.40	5,792,983	5.44
Loans held for sale	12,145	3.72	26,739	3.65

Total earning assets	8,670,063	4.42	9,008,447	4.66
Nonearning Assets
Cash and due from banks	143,373		143,254
Premises and equipment	94,858		101,846
Investment security fair value adjustment	52,778		44,256
Other nonearning assets	751,020		662,565
Allowance for loan losses	(153,480)		(241,431)

Total assets	$9,558,612		$9,718,937

Interest-Bearing Liabilities
Deposits:
Interest-bearing demand deposits	$1,012,171	0.15	$958,634	0.22
Savings deposits	2,662,533	0.24	2,633,255	0.37
Time deposits	1,956,304	1.60	2,564,001	1.88
Short-term borrowings	40,621	0.14	41,999	0.18
Long-term debt	853,339	3.95	912,755	4.16

Total interest-bearing liabilities	6,524,968	1.12	7,110,644	1.38
Noninterest-Bearing Liabilities and Shareholders’ Equity
Noninterest-bearing demand	1,729,889		1,470,866
Other liabilities	157,746		151,525
Shareholders’ equity	1,146,009		985,902

Total liabilities and shareholders’ equity	$9,558,612		$9,718,937

Interest Spread		3.30%		3.28%
Contribution of noninterest bearing sources of funds		0.28		0.29

Net Interest Margin		3.58%		3.57%